SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                           COMMISSION FILE NO. 0-27780


                          NEW HORIZON KIDS QUEST, INC.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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                          NEW HORIZON KIDS QUEST, INC.


                                 April 28, 1997



Dear Shareholder of New Horizon Kids Quest, Inc.

       I am pleased to invite you to attend the annual meeting of shareholders of New Horizon Kids Quest, Inc. to be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota on June 5, 1997, at 4:00 p.m.

       At the annual meeting, you will be asked to vote for the election of directors and to approve an amendment to the Company's 1994 Long-Term Incentive and Stock Option Plan. The accompanying material contains the Notice of annual meeting of shareholders and a Proxy Statement, which includes information about the matters to be acted upon at the annual meeting.

       I sincerely hope you will be able to attend the Company's annual meeting. Whether or not you are able to attend the annual meeting in person, I also urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.



                                      Very truly yours,

                                      NEW HORIZON KIDS QUEST, INC.


                                      /s/ William M. Dunkley
                                      William M. Dunkley
                                      Chairman and Chief Executive Officer




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                          NEW HORIZON KIDS QUEST, INC.

                              --------------------


         The annual meeting of the shareholders of New Horizon Kids Quest, Inc. (the "Company") will be held at 4:00 p.m. Minneapolis time, on June 5, 1997, at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota, for the following purposes:

         1. To elect five directors for a term of one year and until their successors shall be elected and duly qualified.

         2. To consider and vote upon an amendment to the Company's 1994 Long-Term Incentive and Stock Option Plan.

         3. To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on April 16, 1997 are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                                    By Order of the Board of Directors


                                    /s/ Kevin M. Greer
                                    Kevin M. Greer, Secretary


Dated:   April 28, 1997




WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEAR(S) THEREON AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



                          NEW HORIZON KIDS QUEST, INC.
                            13705 First Avenue North
                            Plymouth, Minnesota 55441

                                  -------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  JUNE 5, 1997

                          ----------------------------


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Horizon Kids Quest, Inc. (the "Company") for use at the annual meeting of the shareholders to be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota, on June 5, 1997, at 4:00 p.m., and at any adjournment thereof.

         All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein and FOR an amendment to the Company's 1994 Long-Term Incentive and Stock Option Plan, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

         Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

         The Board of Directors of the Company has fixed the close of business on April 16, 1997 as the record date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 3,293,300 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote at the meeting. The Notice of annual meeting, this Proxy Statement and the form of proxy are first being mailed to shareholders of the Company on or about April 28, 1997.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINATIONS

         Five persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors of the Company. Directors of the Company are elected annually to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

INFORMATION ABOUT NOMINEES

         The names of the nominees, their principal occupations, and certain other information regarding the nominees set forth below is based upon information furnished to the Company by the respective nominees.

         WILLIAM M. DUNKLEY, age 48, has been Chief Executive Officer and Chairman of the Board for the Company since its inception in 1992 and is a shareholder of New Horizon Enterprises, Inc., which he co-founded in 1971 with his wife, Susan K. Dunkley. Mr. Dunkley is also the Chief Executive Officer and Chairman of the Board of New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Mr. Dunkley is concurrently a senior partner in the Minneapolis law firm of Dunkley, Bennett & Christensen, P.A. and serves on the Board of Directors of Rasmussen College System, Inc. Mr. Dunkley devotes no less than 50% of his time to the affairs of the Company.

         SUSAN K. DUNKLEY, age 47, has been the President and a director of the Company since its inception in 1992 and is a shareholder in New Horizon Enterprises, Inc., which she co-founded in 1971. She is also a board member and President of New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Ms. Dunkley serves on the boards of the National Child Care Association, Success at Six, Rule 17 Advisory Committee, Rule 3 Task Force, Early Childhood News, Boys and Girls Club of Minneapolis and the Minnesota Child Care Advocates. Ms. Dunkley is on the Advisory Board of Rasmussen Business College's Child Care Specialist Program. Ms. Dunkley devotes no less than 50% of her time to the affairs of the Company.

         JAY L. BENNETT, age 48, has been a director of the Company since its inception in 1992 and is also a director and corporate counsel for New Horizon Enterprises, Inc., New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Mr. Bennett is the Chief Executive Officer of Dunkley, Bennett & Christensen, P.A.

         LYLE BERMAN, age 55, has been a director of the Company since May 1994. Mr. Berman is the Chief Executive Officer and Chairman of the Board of Grand Casinos, Inc. and Rainforest Cafe, Inc., is the Chairman of the Board of Grand Gaming Corp., and is a director of G-III Apparel Group Ltd., Innovative Gaming Corporation of America and Stratosphere Corporation. Since July 1989, Mr. Berman has also been Chairman of the Board of Berman Consulting Corporation.

         STANLEY M. TAUBE, age 60, was a founder and has been a director and Executive Vice President of Grand Casinos, Inc. since its inception in 1991. Mr. Taube was involved in the development and management of real estate projects for over 20 years and is a licensed attorney. Mr. Taube is also a director of Stuart Entertainment, Spielo Manufacturing and Stratosphere Corporation.

PROXIES AND VOTING

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required for election to the Board of each of the nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or who withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

         All shares represented by proxies will be voted FOR the election of the foregoing nominees unless otherwise specified; provided however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgment of the persons named in the proxy.

THE BOARD AND ITS COMMITTEES

         The Board of Directors met twice during the fiscal year ended December 31, 1996, and all members of the Board attended both meetings. The Company maintains an Audit Committee to review the results and scope of the audit and other accounting related services, and a Compensation Committee to provide recommendations concerning salaries, stock options and incentive compensation for officers and employees of the Company. Messrs. Berman, Bennett and Taube constitute the Compensation Committee and Mr. Taube is the sole member of the Audit Committee. In March 1997, the Audit Committee reviewed the results of the audit for the Company's 1996 fiscal year.

         The Company has not paid any cash compensation to a director in such person's capacity as a director but may pay directors' fees in the future. In September 1995, the Company adopted its 1995 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for automatic grants of non-qualified stock options to purchase 5,000 shares of Common Stock to non-employee directors as of the date such individuals become directors of the Company and on each subsequent annual shareholders meeting date provided that the director has served since the previous annual shareholders meeting. The Company has reserved 50,000 shares of Common Stock for issuance under the Directors' Plan. The exercise price per share for each option is equal to the fair market value of a share of Common Stock as of the date of grant. Pursuant to the Directors' Plan, Messrs. Bennett, Berman and Taube each received options in 1996 to purchase up to 5,000 shares of the Company's Common Stock, and will receive an additional grant on the date of this annual meeting.


                             PRINCIPAL SHAREHOLDERS

         The following table contains certain information as of the record date (except as noted otherwise) as to the number and percentage of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and nominee for director of the Company and (iii) all officers and directors as a group. Any shares which are subject to an option exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares.

                                         Number of Shares         Percent of
Name(1)                                 Beneficially Owned    Outstanding Shares
----                                    ------------------    ------------------

William M. Dunkley                        393,750    (2)(4)         12.0

Susan K. Dunkley                          393,750    (3)(4)         12.0

Jay L. Bennett                            330,428    (4)(5)          9.9

Grand Casinos, Inc.                       875,000    (6)            26.6

Lyle Berman                                56,000    (6)(7)          1.6

Stanley M. Taube                           23,000    (6)(8)           *

All executive officers and directors
as a group (6 persons)                  2,241,128    (6)(9)         65.4

-----------------------------
         * Less than 1%

(1) The address of each person is 13705 First Avenue North, Plymouth, Minnesota 55441, except for Grand Casinos, Inc., Lyle Berman and Stanley M. Taube, each of whom have the following address: 130 Cheshire Lane, Plymouth, Minnesota 55305-1062.

(2) Includes 193,750 shares held directly and 200,000 shares held by a family trust (which shares Mr. Dunkley has the power to vote). Mr. Dunkley's total does not include and he disclaims beneficial ownership of: 195,750 shares owned by Ms. Dunkley, and 198,000 shares held directly by Mr. Dunkley but over which Ms. Dunkley has voting power (and which are included in Ms. Dunkley's beneficial ownership).

(3) Includes 195,750 shares held directly and 198,000 shares owned by Mr. Dunkley over which Ms. Dunkley has voting power. Ms. Dunkley's total does not include, and she disclaims beneficial ownership of, the remaining 193,750 held by Mr. Dunkley and 200,000 shares held by a family trust over which Mr. Dunkley has voting power.

(4) Does not include, and the named person disclaims beneficial ownership of, an option to purchase 100,000 shares exercisable by New Horizon Enterprises, Inc., of which William M. Dunkley, Susan K. Dunkley and Jay L. Bennett own a majority of the stock. See "Certain Transactions."

(5) Includes 3,000 shares held by Mr. Bennett's children and a director stock option to purchase 5,000 shares.

(6) Mr. Berman is the Chief Executive Officer and Chairman of the Board of Grand Casinos, Inc., and Mr. Taube is an Executive Vice President and a director of Grand Casinos, Inc. Therefore, both Mr. Berman and Mr. Taube may be deemed to beneficially own the Common Stock held by Grand Casinos, Inc.

(7) Includes: (i) 41,000 shares held by the Lyle Berman Consultant Profit Sharing Plan, (ii) a director stock option to purchase 5,000 shares, and (iii) 10,000 shares held by Mr. Berman's wife. However, Mr. Berman disclaims beneficial ownership of the shares owned by his wife.

(8)      Includes a director stock option to purchase 5,000 shares.

(9) Includes shares held by Grand Casinos, Inc. and an option to purchase 100,000 shares exercisable by New Horizon Enterprises, Inc.


                       COMPENSATION OF EXECUTIVE OFFICERS

         None of the Company's executive officers earned total annual salary and bonus from the Company in excess of $100,000 in any of the last three fiscal years. The Company entered into employment agreements with William M. Dunkley, the Company's Chief Executive Officer, and Susan K. Dunkley, the Company's President, for a four-year period each of which commenced on January 1, 1996. Under their employment agreements, Mr. Dunkley and Ms. Dunkley are each entitled to receive 2.5% of the Company's annual pre-tax income. The following table discloses the compensation received in each of the last three fiscal years by William M. Dunkley. Neither Mr. nor Ms. Dunkley has received a stock option grant from the Company.

                              SUMMARY COMPENSATION TABLE

                                                     Annual Compensation ($)
                                              -------------------------------------
                                                                            Other
          Name and                                                          annual
     principal position           Year        Salary       Bonus       compensation
     ------------------           ----        ------       -----       ------------
William M. Dunkley,               1996             0          0              0
   Chief Executive Officer        1995        75,000          0              0
                                  1994        49,039          0              0


                              CERTAIN TRANSACTIONS

         GRAND CASINOS, INC. Since 1992, Grand Casinos, Inc. (a shareholder of the Company) has entered into three separate agreements with the Company pursuant to which the Company's Kids Quest activity centers have been developed and are being operated at three casinos owned by Grand Casinos. The Company also operates, pursuant to agreements with various tribes, four additional Kids Quest centers at casinos which are managed by Grand Casinos. Although the precise terms of each of the agreements with Grand Casinos and the tribes vary by location, each provide for a profit sharing arrangement in which the Company manages and operates a Kids Quest center and pays a percentage of the center's pre-tax gross operating profits and other reimbursements to Grand Casinos or the tribe. Under these agreements, the Company paid an aggregate of $1,352,723 in 1995 and $1,079,443 in 1996, of which $523,642 in 1995 and $387,719 in 1996 was paid to Grand Casinos. The agreements also typically provide for a minimum guaranteed management fee to be paid to the Company, which also varies by location, as well as a child care rate subsidy of up to $2 per hour. In addition, the agreements provide a guaranty by Grand Casinos or the tribe against Company operating losses at the particular location. Under the subsidy provisions, the Company received an aggregate of $1,647,160 in 1995 and $1,406,290 in 1996, of which Grand Casinos paid $658,013 in 1995 and $638,722 in
1996. Under the guaranty provisions, the Company received nothing in 1995 and $200,240 in 1996, all of which was paid by Grand Casinos.

         In May 1994, the Company issued 1,000,000 shares of its $.01 par value Series A Convertible Preferred Stock to Grand Casinos, Inc. at a purchase price of $1,000,000. Under the terms of the purchase agreement, these shares of Preferred Stock were mandatorily converted at $2 per share into 500,000 shares of Common Stock upon the completion of the Company's initial public offering in 1995. In conjunction with the Preferred Stock issuance, the Company also entered into a debenture agreement with Grand Casinos pursuant to which Grand Casinos advanced $2,000,000 to the Company at an interest rate of 10%. Upon completion of the Company's public offering in November 1995, $1,500,000 of this indebtedness was converted at $4 per share into 375,000 shares of Common Stock and the remaining $500,000 was repaid from the proceeds of the offering.

         NEW HORIZON ENTERPRISES, INC. The Company has entered into an office sharing agreement with New Horizon Enterprises, Inc. and related entities that operate child care centers in Minnesota. William M. Dunkley, Susan K. Dunkley and Jay L. Bennett own a majority of the stock in New Horizon Enterprises and the related entities. New Horizon Enterprises subleases from Grand Casinos the office space currently utilized for the corporate offices of New Horizon Enterprises and the Company. Pursuant to the office sharing agreement between the Company and New Horizon Enterprises, the salaries of various administrative personnel and other overhead expenses (including rent) are allocated between the Company, New Horizon Enterprises and the related entities that own the Minnesota child care centers. Under this agreement, the Company may make payments to New Horizon Enterprises for various marketing, accounting and personnel services provided by the employees of New Horizon Enterprises, including certain family members of William M. Dunkley and Susan K. Dunkley. The office sharing agreement became effective January 1, 1996, and the Company paid New Horizon Enterprises an aggregate of $80,998 pursuant to the agreement in 1996. Any overhead allocations or changes in the office sharing agreement must be approved by a majority of the Company's disinterested directors. Prior to the office sharing arrangement, the Company paid New Horizon Enterprises a monthly management fee, which fees totalled $90,000 in 1995.

         Upon completion of the Company's initial public offering, the Company issued to New Horizon Enterprises an option to purchase 100,000 shares of Common Stock at a purchase price of $5.00 per share, exercisable for a period of five years. The option was issued in exchange for an agreement by New Horizon Enterprises to allow the Company to use the name "New Horizon" as well as the Company's right of first refusal to develop or acquire New Horizon centers outside the state of Minnesota.

         OTHER. On August 2, 1995, New Horizon Child Care-Idaho, Inc. ("NHCC-Idaho"), a newly formed entity that was then owned by William M. Dunkley, Susan K. Dunkley and Jay L. Bennett, acquired six licensed child care centers in Boise, Idaho. NHCC-Idaho borrowed approximately $495,000 from New Horizon Enterprises, which loan proceeds were used to make a $385,000 down payment and to upgrade and refurbish the facilities and convert them to New Horizon centers. On September 11, 1995, the Company acquired these six centers by acquiring all of the stock of NHCC-Idaho for $1,000. In September 1995, the Company loaned approximately $495,000 to NHCC-Idaho, which loan proceeds were used to repay the amounts owed to New Horizon Enterprises by NHCC-Idaho.

         Jay L. Bennett (a director of the Company) is the Chief Executive Officer, and William M. Dunkley (an officer and director of the Company) is a senior partner of the Minneapolis law firm of Dunkley, Bennett & Christensen, P.A., which provides legal services to the Company. Fees paid to Dunkley, Bennett & Christensen totalled $260,842 in 1995 and $389,303 in 1996.

         Building Environments, a company owned primarily by William M. Dunkley and Jay L. Bennett, provided contracting services to the Company in connection with the development and renovation of Kids Quest centers and New Horizon centers. The Company paid Building Environments fees of $205,552 in 1995. Building Environments no longer provides services to the Company.


                                 PROPOSAL NO. 2
                        APPROVAL OF AMENDMENT TO THE 1994
                    LONG-TERM INCENTIVE AND STOCK OPTION PLAN

         On May 13, 1994, the Board of Directors of the Company adopted the 1994 Long-Term Incentive and Stock Option Plan (the "Plan") and authorized the issuance of options to purchase up to 800,000 shares of Common Stock reserved for issuance under the Plan. On September 11, 1995, the Board of Directors approved a reverse stock split and an amendment to the Plan decreasing the number of shares authorized for issuance pursuant to options under the Plan. The combined effect of the reverse stock split and the amendment resulted in a decrease from 800,000 to 300,000 of the number of shares available under the Plan. Subject to shareholder approval, on April 15, 1997, the Board of Directors further amended the Plan to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan to 750,000 shares. The description herein of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

GENERAL

         The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by providing economic incentives designed to attract, retain and motivate employees and other individuals who are key to the Company's growth and development.

         The Plan provides for the granting of stock options, restricted stock awards and performance awards to officers, directors, employees, consultants and independent contractors of the Company and its subsidiaries. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has discretion to select the recipients of options and awards and to establish the terms and conditions of each option and award, subject to the provisions of the Plan and the applicable provisions of the Internal Revenue Code. Options and awards granted under the Plan are nontransferable except by will or by the laws of descent and distribution, and are subject to various other conditions and restrictions.

         The Plan provides for the granting of both incentive stock options intended to qualify for preferential treatment under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive options"), and nonqualified options that do not qualify for such treatment ("non-statutory options"). The option price of an incentive option granted under the Plan must not be less than the fair market value of the Company's Common Stock on the date of the grant, and the term of an incentive option must not exceed ten years. For an incentive option granted under the Plan to an optionee who owns capital stock representing more than 10% of the voting rights of the capital stock of the Company and its subsidiaries, however, the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of the grant, and the term must not exceed five years. Incentive options may only be granted to full or part-time employees of the Company and its subsidiaries, including officers and directors.

         At the time of an award of restricted stock under the Plan, a restricted period will be established. During the restricted period, the restricted stock may not be transferred, encumbered or sold unless the Committee may otherwise determine. The participant, as owner of such shares, will have the rights of a shareholder, including the right to receive cash dividends and to vote.

         Performance awards under the Plan may be payable in cash, shares of Common Stock (including restricted stock), other securities, other awards or other property. The value of each award will be determined by the Committee and will be payable to, or exercisable by, the holder of the performance award upon his or her achievement of the performance goals during the performance periods established by the terms of the award.

         The Plan will expire in May 2004, unless terminated earlier by the Board of Directors. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award previously granted.

         As of the date hereof, the Company has granted only non-statutory stock options under the Plan. No incentive options, restricted stock awards or performance awards have been granted. Non-statutory options to purchase an aggregate of 297,100 shares are currently outstanding at exercise prices ranging from $2.625 to $7.75 per share. The Compensation Committee has awarded two additional stock options, subject to shareholder approval of the amendment to the Plan, for 2,000 shares each to two non-executive employees of the Company. The Compensation Committee is currently evaluating the Company's executive and non-executive compensation and may grant certain additional stock options, or restricted stock or performance awards. Any additional options or awards prior to the annual meeting would be subject to shareholder approval of the proposed amendment to the Plan increasing the number of authorized shares available. While the Committee has made no specific determination as of the date hereof, stock options may be granted to the Company's Chief Executive Officer and to the Company's President, neither of whom has received any prior stock option grant from the Company.

TAX INFORMATION REGARDING STOCK OPTIONS

         The following discussion sets forth certain United States income tax considerations relevant to the grant and exercise of options under the Plan and the subsequent sale of shares. These tax considerations are stated in general terms, and considerations will vary depending upon the optionee's particular status. Moreover, this discussion does not address state, local or foreign income tax considerations.

         An optionee will not incur any federal income tax liability as a result of the grant of an incentive stock option or a non-statutory stock option. Upon the exercise of a non-statutory option, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. The income recognized by the optionee will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the adjusted basis of the shares at the time of the subsequent sale will be treated as capital gain or loss.

         Generally, an optionee will not incur federal income tax liability as the result of an exercise of an incentive stock option. However, except in the case of death or disability, if an incentive stock option is exercised more than three months after an optionee's termination of employment (a "disqualifying exercise"), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. In addition, for purposes of calculating an optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at the time the incentive stock option is exercised and the exercise price is included in the optionee's alternative minimum taxable income. When the shares acquired upon exercise of an incentive stock option are sold, the optionee will be taxed on the difference between the sale price and the adjusted basis. If such a sale does not occur within two years of the date the incentive stock option was granted or within one year of the date it was exercised, then the gain, if any, will be treated as long-term capital gain. If such a sale occurs within either of the time periods specified in the preceding sentence ( a "disqualifying disposition"), then the portion of the optionee's gain equal to the difference between the fair market value of the stock on the date of exercise (or, if less, the selling price) and the exercise price will be treated as ordinary compensation income, while the balance of any gain would be treated as capital gain. The Company is generally not entitled to a deduction as the result of the grant or exercise of an incentive stock option. However, if the optionee recognizes ordinary income as the result of a disqualifying exercise or disposition, the Company is entitled to a deduction in an equivalent amount in the taxable year of the Company in which the disqualifying event occurs.

PROXIES AND VOTING

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the proposed amendment to the Plan or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required to approve the proposal to increase the number of shares of Common Stock reserved for issuance under the Plan. A shareholder who abstains with respect to the proposed Plan amendment is considered to be present and entitled to vote at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or who withholds authority to vote, on the proposed Plan amendment, shall not be considered present and entitled to vote with respect to such matter.

         All shares represented by proxies will be voted FOR the amendment to the Plan unless otherwise specified.


                         VOTING OF PROXIES AND EXPENSES

         The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

         The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.


                              SHAREHOLDER PROPOSALS

         Shareholders wishing to present proposals for action by the shareholders at the 1998 annual meeting must present such proposals at the principal offices of the Company not later than December 29, 1997. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ William M. Dunkley
                                              William M. Dunkley
                                               Chairman of the Board
                                               and Chief Executive Officer


Dated:   April 28, 1997
         Minneapolis, Minnesota




                                    EXHIBIT A

                          NEW HORIZON'S KID QUEST, INC.
                            1994 LONG-TERM INCENTiVE
                                       AND
                                STOCK OPTION PLAN

1.       Purpose of Plan.

         This Plan shall be known as the "NEW HORIZON'S KID QUEST, INC. 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of New Horizon's Kid Quest, Inc., a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and performance awards as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options which do not qualify as Incentive Stock Options.

2.       Stock Subject to Plan.

         Subject to the provisions of Section 13 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized Common Stock, par value $.01 per share. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 13 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 750,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

3.       Administration of Plan.

         (a) The Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Committee") of the Company.

         (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stork covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made in connection with performance awards, either cash, Common Stock of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 14 herein to amend or terminate the Plan.

         (c) All determinations of the Committee shall be made by not less than a majority of its members, provided that if the Committee is comprised of no more than two members, such determinations may not be made by less than all of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4.       Eligibility.

         Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, directors, consultants or independent contractors to the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options granted after December 31, 1986, to the extent the aggregate Fair Market Value (as defined in Section 5 below) (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

5.       Price.

         The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the "Fair Market Value" of shares of Common Stock shall be (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, (ii) the last sale price of the Common Stock is then quoted on the Nasdaq National Market, or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on Nasdaq on the date as of which the Fair Market Value is being determined. If on the date of grant of any option or award hereunder the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6.       Term.

         Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

7.       Exercise of Option or Award.

         (a) The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

         (b) The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

         (c) An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committed, (i) by delivering certificates for the Company's Common Stock already owned by the optionee or grantee having a Fair Market Value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483,1274 or 7872 of the Code or any successor provisions thereto, or (iii) a combination of cash and such shares. The Fair Market Value of such tendered shares shall be determined as provided in Section 5 herein. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

8.       Restricted Stock Awards.

         Awards of Common Stock subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

         (a) Grant of Restricted Stock Awards. Each restricted stock award made under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Stock to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

         (b) Delivery of Common Stock and Restrictions. At the time of a restricted stock award, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Stock, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Stock; (ii) none of the shares of Common Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Stock shall be forfeited and all rights of the grantee to such Common Stock shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such shares of Common Stock were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Stock.

         (c) Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his beneficiary or estate, as the case may be.

9.       Performance Awards.

         (a) The Committee is further authorized to grant performance awards ("Performance Awards"). Subject to the terms of this Plan and any applicable award agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Common Stock (including without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any Performance Award shall be determined by the Committee.

         (b) For purposes of this Section 9, (i) if a Performance Award entitles the holder thereof to receive or purchase the Company's Common Stock, the number of shares covered by such Performance Award or to which such Performance Award relates shall be counted on the date of grant of such Performance Award against the Aggregate number of shares available for granting Performance Awards under the Plan, and (ii) if a Performance Award entitles the holder to receive cash payments but the amount of such payments are denominated in or based on a number of shares of the Company's Common Stock, the number of shares shall be counted on the date of grant of such Performance Award against the aggregate number of shares available for granting Performance Awards under the Plan; provided, however, that Performance Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Performance Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

10.      Income Tax Withholding and Tax Bonuses.

         (a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a Fair Market Value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Stock other than the shares issuable upon exercise of such option or award with a Fair Market Value, determined in accordance with Section 5, equal to such taxes.

         (b) The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

11.      Additional Restrictions.

         The Committee shall have full and complete authority to determine whether all or any part of the Common Stock of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

12.      Ten Percent Shareholder Rule.

         Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the Fair Market Value of the Common Stock of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

13.      Non-Transferability.

         No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

14.      Dilution or other Adjustments.

         If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

15.      Amendment or Discontinuance of Plan.

         The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 14 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the maximum price provided in Section 5 herein, (iii) extend the maximum term under Section 6, or
(iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option.

16.      Time of Granting.

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

17.      Effective Date and Termination of Plan.

         (a) The Plan was approved by the Board of Directors and shareholders of the Company on May 13, 1994.

         (b) Unless the Plan shall have been discontinued as provided in Section 15 hereof, the Plan shall terminate May 13, 2004. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.




PROXY
                          NEW HORIZON KIDS QUEST, INC.
                 ANNUAL MEETING OF SHAREHOLDERS -- JUNE 5, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, dated April 28, 1997, hereby appoints William M. Dunkley and Susan K. Dunkley, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of New Horizon Kids Quest, Inc. (the "Company") which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders to be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota, on June 5, 1997 at 4:00 p.m. Central Daylight Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.

    1.  ELECTION OF DIRECTORS:

        [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for
            (except as marked to the             all nominees listed below
            contrary below)

            WILLIAM M. DUNKLEY      SUSAN K. DUNKLEY      JAY L. BENNETT
                          LYLE BERMAN         STANLEY M. TAUBE

    (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. APPROVAL OF AN AMENDMENT TO THE NEW HORIZON KIDS QUEST, INC. 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE PLAN TO 750,000 SHARES.

                   [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)


                           (CONTINUED FROM OTHER SIDE)

    The power to vote granted by this Proxy may be exercised by William M. Dunkley and Susan K. Dunkley, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS. IF THE SHAREHOLDER(S) WHO EXECUTE THIS PROXY DO NOT WITHHOLD THEIR VOTES FOR THE ELECTION OF DIRECTORS AND DO NOT VOTE AGAINST OR ABSTAIN FROM VOTING ON PROPOSAL NO. 2, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR PROPOSAL NO. 2.

It is urgent that each shareholder complete, date, sign and mail this Proxy as soon as possible. Your vote is important!

                                        Dated:___________________________, 1997


                                        _______________________________________
                                        Signature of Shareholder(s)


                                        _______________________________________
                                        Signature of Shareholder(s)

                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        title as such. If signer is a
                                        corporation, partnership or other
                                        entity, please sign full entity name by
                                        authorized person.

                    PLEASE DO NOT FORGET TO DATE THIS PROXY.